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                                                                  EXHIBIT 10.30

                         STOCKHOLDER VOTING AGREEMENT


     THIS STOCKHOLDER VOTING AGREEMENT (the "Agreement") is made and entered into this _____ day of September, 1996, by and between ENSYS ENVIRONMENTAL PRODUCTS, INC., a Delaware corporation ("EnSys"), and the undersigned ("Stockholder").


                           RECITALS:

     A. Stockholder is the record and beneficial owner of the number and class of shares of stock of Strategic Diagnostics, Inc., a Delaware corporation ("SDI") set forth opposite its signature below (the "Shares").

     B. On July 26, 1996, EnSys and SDI executed a non-binding letter of intent (the "Letter of Intent") outlining a transaction in which SDI would be merged with and into EnSys (the "Merger").

     C. On the date hereof, EnSys and SDI are entering into a definitive agreement to effect the Merger (the "Merger Agreement").

     D. To induce EnSys to enter into the Merger Agreement with SDI and proceed with the Merger, Stockholder has agreed to be bound by the terms and conditions contained herein.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to EnSys that: (a) it is the sole holder and beneficial owner of the Shares; and (b) it has full power and authority to execute, deliver and perform its obligations under this Agreement.

     2. AGREEMENT TO VOTE SHARES. Stockholder hereby agrees to vote the Shares in favor of the Merger and the approval of the Merger Agreement (and any subsequent changes thereto) recommended by the Board of Directors of SDI at every meeting of the shareholders of SDI called therefor and at every adjournment thereof.

     3. NO VOTING TRUSTS. Stockholder hereby agrees not to deposit any of the Shares in a voting trust or subject any of the Shares to any arrangement or agreement with respect to the voting of the Shares.

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     4.   NO PROXY SOLICITATIONS.  Stockholder hereby agrees not to:  (a)
solicit any proxy or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934 (the "1934 Act")), in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Letter of Intent or the Merger Agreement; (b) initiate a shareholder vote or other action by any shareholders of SDI in opposition to or in competition with the consummation of the Merger; or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of SDI for the purpose of opposing or competing with the consummation of the Merger.

     5. TRANSFER AND ENCUMBRANCE. Stockholder hereby agrees not to transfer, sell, offer or otherwise dispose of or encumber any of the Shares during the term of this Agreement; provided, however, that Stockholder may transfer or sell all or any portion of the Shares to any person or entity who executes a copy of and agrees to be bound by a new agreement substantially the same as this Agreement.

     6. ADDITIONAL PURCHASES. Stockholder hereby agrees that any additional shares of SDI stock purchased or acquired by it during the term of this Agreement shall also constitute "Shares" for purposes hereof.

     7. REMEDIES. Stockholder expressly understands and agrees that the covenants and agreements to be rendered and performed by it pursuant to this Agreement are special, unique, and of an extraordinary character, and, in the event of any default, breach or threatened breach by Stockholder of any provision hereof, EnSys shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limitation, specific performance.

     8. TERM. The term of this Agreement shall commence as of the date hereof and shall continue until the earlier to occur of: (a) the closing of the Merger; or (b) any termination of the Merger Agreement.

     9.   MISCELLANEOUS.

          (a) This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by both parties hereto. No waiver by either party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (c) Stockholder may not assign this Agreement, in whole or in part, without


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the prior written consent of EnSys, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect.

          (d) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

          (f) If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

          (g) Upon the reasonable request of the other party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


     `                             "EnSys"

                                   ENSYS ENVIRONMENTAL PRODUCTS, INC.


                                   By:  ____________________________________
                                        Grover C. Wrenn, President
                                        and Chief Executive Officer



                                   "Stockholder"



                                   _________________________________________

                                   By:______________________________________

                                      Number of Shares        Class of SDI
                                        of SDI Stock             Stock
                                      ________________        ____________

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